UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2007
Florida Rock Industries, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	1-7159 (Commission File Number)	59-0573002 (IRS Employer Identification No.)

155 East 21st Street, Jacksonville, Florida		32206
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (904) 355-1781
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 5, 2007, Vulcan Materials Company and Florida Rock Industries, Inc. (“Florida Rock”) issued a press release announcing that they anticipate closing their proposed merger, which remains subject to the satisfaction of closing conditions, on or about November 16, 2007. In connection with the closing of the proposed merger, the deadline for Florida Rock shareholders to elect whether to receive cash consideration, stock consideration or a combination thereof, subject to proration as described in the proxy statement/prospectus, has been set for 5:00 p.m. Eastern Standard Time on November 14, 2007 (or 5:00 p.m. Eastern Standard Time on November 13, 2007 for participants in certain Florida Rock profit sharing plans). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release, dated November 5, 2007, issued by Vulcan Materials Company and Florida Rock Industries, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2007

Florida Rock Industries, Inc.
By:	/s/ John D. Milton, Jr.
John D. Milton, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 5, 2007, issued by Vulcan Materials Company and Florida Rock Industries, Inc.